As filed with the Securities and Exchange Commission on November 20, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Kitov Pharmaceuticals Holdings Ltd.
(Exact Name of Registrant as Specified in its Charter)

State of Israel	2834	Not Applicable
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
Incorporation or Organization)	Classification Code Number)

One Azrieli Center, Round Building, Tel Aviv, 6701101 Israel
+972-2-6254124
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19715
(302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Perry Wildes, Adv.	Rick A. Werner, Esq.	Robert F. Charron, Esq.	Ronen Kantor, Adv.
Gross, Kleinhendler,	Haynes and Boone, LLP	Ellenoff Grossman	Doron Tikotzky Kantor
Hodak, Halevy,	30 Rockefeller Plaza,	& Schole LLP	Gutman Cederboum
Greenberg & Co. One Azrieli Center Tel Aviv 67021, Israel Tel: +972 (3) 607-4444	26th Floor New York, New York 10112 (212) 659-7300	1345 Avenue of the Americas New York, NY 10105 Tel: (212) 370-1300	12 Abba Hillel Silver Street Ramat Gan 52506, Israel Tel: +972 (3) 613 3371

Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-207117

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)(3)		Amount of Registration Fee (6)
Ordinary shares, no par value per share, represented by American Depositary Shares	US$	1,591,320	US$	160.25
Warrants to purchase American Depositary Shares		21,953		2.21
Ordinary shares underlying the American Depositary Shares issuable upon exercise of warrants		1,591,320		160.25
Underwriter’s warrants to purchase American Depositary Shares(4)		—		—
Ordinary shares underlying the American Depositary Shares issuable upon exercise of underwriter’s warrants (5)		79,566		8.01
Total	US$	3,284,159	US$	330.71

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. The registrant previously registered an aggregate of $27,508,719 of its securities on a Registration Statement on Form F-1 (File No. 333-207117) declared effective by the Securities and Exchange Commission on November 20, 2015. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, an additional amount of securities having a proposed maximum aggregate offering price of $3,284,159, is hereby registered.

(2) American Depositary Shares, or ADSs, issuable upon deposit of ordinary shares registered hereby are registered under a separate registration statement on Form F-6 (Registration No. 333-207858). Each ADS represents twenty (20) ordinary shares.

(3) Includes shares granted pursuant to the underwriters’ over-allotment option.

(4) In accordance with Rule 457(g) under the Securities Act, because the ordinary shares of the Registrant underlying the Underwriter’s warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants are exercisable at a per share exercise price equal to 100% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed additional maximum aggregate offering price of the underwriter’s warrants is $79,566 (which is equal to 5% of $1,591,320).

(6) Previously paid.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) and General Instruction V of Form F-1. The contents of the Registration Statement on Form F-1, as amended (File No. 333-207117), including the exhibits thereto, filed by Kitov Pharmaceuticals Holdings Ltd. with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on November 20, 2015, are incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel-Aviv, State of Israel on November 20, 2015.

KITOV PHARMACEUTICALS HOLDINGS LTD.

By:	/s/ Isaac Israel
Name: Isaac Israel
Title: Chief Executive Officer

By:	/s/ Simcha Rock
Name: Simcha Rock
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on November 20, 2015 in the capacities indicated.

Signatures	Title	Date

*	Chairman of the Board of Directors	November 20, 2015
J. Paul Waymack

/s/ Isaac Israel	Chief Executive Officer and Director	November 20, 2015
Isaac Israel	(Principal Executive Officer)

/s/ Simcha Rock	Chief Financial Officer and Director	November 20, 2015
Simcha Rock	(Principal Financial Officer and
Principal Accounting Officer)

*	Director	November 20, 2015
Philip Serlin

*	Director	November 20, 2015
Moran Sherf-Blau

Director
Alain Zeitoun * By: /s/ Isaac Israel Isaac Israel Attorney-in-fact

Signature of authorized representative in the United States

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant’s duly authorized representative has signed this registration statement on Form F-1 in on this 20th day of November, 2015.

By:	Puglisi & Associates
Authorized U.S. Representative

	By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director

Index of Exhibits

Exhibit Number	Exhibit Description
5.1	Opinion of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., Israeli counsel to the Registrant, as to the validity of the ordinary shares.
23.1	Consent of Somekh Chaikin, independent registered public accounting firm, a Member Firm of KPMG International
23.2	Consent of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., Israeli counsel to the Registrant (included in Exhibit 5.1)
24.1	Power of Attorney (incorporated by reference to the Registration Statement on Form F-1, as amended (File No. 333-207117), initially filed by the Registrant on September 24, 2015 and declared effective by the Securities and Exchange Commission on November 20, 2015).